UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 24, 2007 (July 18, 2007)

Pain Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

000-29959

91-1911336

(State or other jurisdiction of

incorporation or organization)

(Commission File Number)

(I.R.S. Employer

Identification Number)

416 Browning Way, South San Francisco, CA 94080

(Address of principal executive offices)

(650) 624-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM	1.01 Entry into a Material Definitive Agreement

On July 17, 2007, Pain Therapeutics, Inc. (the “Company”) entered into a Sublease Agreement (the “Sublease”) with Oracle USA, Inc. for a facility consisting of approximately 30,718 square feet of office space located at 2211 Bridgepointe Parkway in San Mateo, California. The effectiveness of the Sublease was conditioned upon the Company’s receipt of a consent from the landlord, which was delivered on July 18, 2007.

The term of the Sublease commences on or about July 25, 2007 and ends on July 31, 2012. Total base rent expense from commencement through the end of the Sublease term is approximately $2.75 million.

In addition to base rent expense, the Company will be responsible for certain costs and charges specified in the Sublease, including insurance costs, real property taxes, maintenance costs and utility expenses.

ITEM	2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please see the disclosure set fourth under “Item 1.01 Entry into a Material Definitive Agreement” which is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAIN THERAPEUTICS, INC.

Date: July 24, 2007	By:	/s/ Peter S. Roddy
	Name:	Peter S. Roddy
	Title:	Chief Financial Officer